UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2022

BONE BIOLOGICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-40899	42-1743430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Burlington Woods Drive, Ste. 100 Burlington, MA	01803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 552-4452

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	BBLG	The Nasdaq Stock Market LLC

Warrants to Purchase Common stock, $0.001 par value per share	BBLGW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On October 12, 2022, the Company completed a public offering (the “Offering”) of 3,777,778 units (the “Units”) pursuant to an Underwriting Agreement (the “Underwriting Agreement”) with WallachBeth Capital LLC, as representative of the underwriters named therein (the “Representative”). Pursuant to the Underwriting Agreement, each unit consists of: (i) one share of common stock, par value $0.001 per share; (ii) one Series A warrant (the “Series A Warrants”) to purchase one share of common stock at an exercise price equal to $1.62 per share (120% of the per Unit offering price), exercisable until the fifth anniversary of the issuance date; (iii) one Series B warrant (the “Series B Warrants”) to purchase one share of common stock at an exercise price equal to $1.35 per share (100% of the per Unit offering price), exercisable until the fifth anniversary of the issuance date; and (iv) one Series C warrant (the “Series C Warrants,” and together with the Series A Warrants and the Series B Warrants, the “Purchase Warrants”) to purchase one share of common stock at an exercise price equal to $2.16 per share (160% of the per Unit offering price), exercisable until the fifth anniversary of the issuance date.

The Purchase Warrants are subject to certain adjustment and cashless exercise provisions as described herein. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The shares of common stock and Purchase Warrants may be transferred separately immediately upon issuance. Holders of the Series C Warrants may execute such warrants on a “cashless” basis upon the earlier of (i) one (1) Trading Day from the issuance date of such warrant or (ii) the time when $10.0 million of volume is traded in the our common stock, if the volume weighted average price (“VWAP”) of our common stock on any trading day on or after the closing date fails to exceed the exercise price of the Series C Warrant (subject to adjustment for any stock splits, stock dividends, stock combinations, recapitalizations and similar events). In such event, the aggregate number of Warrant Shares issuable in such cashless exercise pursuant to any given Notice of Exercise electing to effect a cashless exercise shall equal the product of (x) the aggregate number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise and (y) 1.00.

The Units were sold at a price of $1.35 per Unit, generating gross proceeds to the Company of $5,100,000.30.

In addition, pursuant to the Underwriting Agreement, the Company granted to the Representative a 45-day option to purchase up to 566,666 additional shares of Common Stock and/or 566,666 Purchase Warrants to cover over-allotments, if any. The Representative has exercised its option with respect to 556,037 of Purchase Warrants.

The foregoing descriptions of the Offering, the Underwriting Agreement and the Purchase Warrants do not purport to be complete and are qualified in their entirety by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 11, 2022 for additional information on the Offering and the forms of Series A Warrant, Series B Warrant and Series C Warrant filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report and are incorporated by reference herein.

The Offering of the Units was made pursuant to a registration statement on Form S-1, as amended (File No. 333- 267588), which was declared effective by the United States Securities and Exchange Commission (the “SEC”) on October 6, 2022.

On October 12, 2022, the Company issued a press release with respect to the completion of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report and incorporated by reference herein.

 Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Form of Series A Warrant

4.2	Form of Series B Warrant

4.3	Form of Series C Warrant

99.1	Press Release of Bone Biologics Corporation, dated October 12, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 13, 2022	BONE BIOLOGICS CORPORATION

	By:	/s/ JEFFREY FRELICK
	Name:	Jeffrey Frelick
	Title:	Chief Executive Officer